UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Emeritus Corporation

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EMERITUS CORPORATION
SUPPLEMENT NO. 1 TO THE PROXY STATEMENT
August 3, 2007
     Emeritus Corporation (“Emeritus”) is issuing this Supplement No. 1 to its definitive proxy statement dated July 25, 2007 (the “Proxy Statement”). The Proxy Statement provides details regarding the business to be conducted at the annual meeting of shareholders of Emeritus, including proposals approving the issuance of shares of common stock of Emeritus in connection with its acquisition of Summerville Senior Living, Inc., amendments to Emeritus’s restated articles of incorporation to increase the number of authorized shares of common and preferred stock, and amendments to the Emeritus Corporation 2006 Equity Incentive Plan to increase the number of shares reserved for issuance under such plan by 2 million shares and to increase the share limit on individual awards.
     Important information concerning the proposals is set forth in the Proxy Statement. The Proxy Statement is amended and supplemented by the information set forth herein. All page references in the information set forth below refer to those contained in the Proxy Statement, and terms used below shall have the meanings set forth in the Proxy Statement. Deleted text is shown below as crossed through and new text is shown below as underlined.
Amended and Supplemental Disclosure
     The first paragraph in the section entitled “Proposal 3 Approval of Amendments to the Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and Preferred Stock — Purpose of the Proposed Amendment” appearing on page 59 of the Proxy Statement is amended to read as follows:

Purpose of the Proposed Amendment

Emeritus presently is authorized to issue 40 million shares of common stock. As of the record date, approximately ~~19,010,657~~ 29,570,341 shares of common stock were issued and outstanding, approximately 475,227 shares of common stock were issuable upon conversion of our outstanding convertible debentures and approximately ~~1,400,451~~  1,339,418 shares were issuable upon exercise of outstanding stock options. Another ~~691,500~~ 698,166 shares were available for issuance under our 2006 Plan and our Amended and Restated Stock Option Plan for Non-Employee Directors as of the record date. ~~After giving effect to our consummation on July 3, 2007, of a public offering pursuant to which we sold 10,500,000 shares of our common stock,~~ Upon completion of the Summerville transaction, we would have approximately ~~38,010,657~~ 38,070,341 shares of common stock outstanding. Consequently, the amendment to our restated articles of incorporation to increase our authorized shares of common stock would be necessary in order for us to have a sufficient number of authorized shares to satisfy commitments under stock options or other awards that may be granted under our 2006 Plan if the proposal to increase the number of shares reserved for issuance under that plan is adopted by our shareholders at the annual meeting.